SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________

FORM 8-K
____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 25, 2008
(Date of Report (Date of Earliest Event Reported))
_____________________

Sovran Self Storage, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-13820	16-1194043
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sovran Acquisition Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware	0-24071	16-1481551
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6467 Main Street
Williamsville, New York 14221
(Address of principal executive offices) (Zip Code)

(716) 633-1850
(Registrant's telephone number, including area code)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 25, 2008, Sovran Self Storage, Inc. (the "Company") and Sovran Acquisition Limited Partnership (the "Partnership") entered into a Third Amended and Restated Revolving Credit and Term Loan Agreement with Manufacturers and Traders Trust Company and other lenders named therein (the "Restated Agreement"). The Restated Agreement amends and restates the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated December 16, 2004, with Bank of America and other lenders named therein (the "Agreement"). Among other things, the Restated Agreement has the following effects:

-
It increases the maximum borrowings by the Company and the Partnership under the revolving credit facility provided for in the Agreement and the Restated Agreement from $100,000,000 to $125,000,000, and provides for further increase of the maximum borrowings to $175,000,000;

-	It provides for an interest rate on the revolving credit facility of LIBOR plus 1.375%;

-	It extends the term of the revolving credit facility to June 2011;

-	It increases the term loan from $100,000,000 to $250,000,000, with a new maturity of June 2012;

-	It provides for an interest rate on the term loan of LIBOR plus 1.625%;

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 is incorporated by reference into this item.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits
The Exhibits to this Current Report on Form 8-K are set forth on the Exhibit Index following the signature page hereto and are incorporated herein.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVRAN SELF STORAGE, INC. By: /s/ DAVID L. ROGERS David L. Rogers Chief Financial Officer

SOVRAN ACQUISITION LIMITED PARTNERSHIP By: Sovran Holdings, Inc. Its: General Partner By: /s/ DAVID L. ROGERS David L. Rogers Chief Financial Officer

Date: June 27, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1
Third Amended and Restated Revolving Credit and Term Loan Agreement, dated as of June 25, 2008 among Sovran Self Storage, Inc. and Sovran Acquisition Limited Partnership and Manufacturers and Traders Trust Company and other lenders named therein.

99.1	Press Release dated June 26, 2008